UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
Hudson City Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒     No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐     Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

May 16, 2005

To: All Profit Incentive Bonus Plan (“PIB Plan”) Members

Re: Proxy Voting Card Reminder

Dear Member:

This is just a reminder to make sure you exercise your right to direct the Profit Incentive Bonus Plan (“PIB”) Trustee how to vote the shares held by the PIB Plan and attributed to your Account as of April 8, 2005 on the proposals to be voted on by Hudson City Bancorp, Inc.’s stockholders at its annual meeting. For your convenience, please find enclosed another copy of the Confidential Voting Instructions card and related cover letter. You are encouraged to review the enclosed materials carefully and to complete, sign and date the enclosed Confidential Voting Instructions card and send it to the PIB Plan Trustee in accordance with the instructions on the Confidential Voting Instructions card and related cover letter. The PIB Plan Trustee must receive your Confidential Voting Instructions card no later than May 24, 2005.

If you have any questions regarding your voting rights or the terms of the PIB Plan, please contact Chris Nettleton at 201-967-1900 ext. 1354.

If you have already returned your voting instructions, please disregard this reminder and accept our apologies for any inconvenience.

Sincerely,

The Compensation Committee of Hudson City Savings Bank